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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Valentis, Inc. 2001 Nonstatutory Incentive Plan, of our report dated August 18, 2000, with respect to the consolidated financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
June 13, 2001

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS